Investor Day September 2019 © Vista Outdoor | Proprietary © 2019 | Vista Outdoor Presentation

FORWARD LOOKING STATEMENTS Certain statements in this presentation and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor’s plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor’s actual results to differ materially from expectations described in such forward-looking statements, including the following: general economic and business conditions in the United States and Vista Outdoor’s other markets outside the United States, including conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers; Vista Outdoor’s ability to attract and retain key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor’s ability to obtain acceptable third party licenses; Vista Outdoor’s ability to adapt its products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; Vista Outdoor’s ability to maintain and enhance brand recognition and reputation; use of social media to disseminate negative commentary and boycotts; reductions, in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor’s sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor’s operating costs; Vista Outdoor’s competitive environment; risks associated with compliance and diversification into international and commercial markets; changes in the current tariff structures; the supply, availability and costs of raw materials and components; increases in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor’s business, such as federal and state ammunition regulations; Vista Outdoor’s ability to execute its long-term growth strategy, including our ability to complete and realize expected benefits from acquisitions and integrate acquired businesses; Vista Outdoor’s ability to take advantage of growth opportunities in international and commercial markets; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats; capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements. You are cautioned not to place undue reliance on any forward-looking statements we make. Vista Outdoor undertakes no obligation to update any forward-looking statements except as otherwise required by law. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor’s filings with the Securities and Exchange Commission. © 2019 | Vista Outdoor Presentation 2

NON-GAAP FINANCIAL MEASURES Non-GAAP financial measures such as earnings before interest, tax, depreciation and amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow and Net Debt as included in this Presentation are supplemental measures that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Please see the Appendix to this presentation for reconciliations of these Non-GAAP financial measures to their comparable GAAP financial measures. We define Adjusted EBITDA as EBITDA adjusted for the impact of costs incurred for contingent consideration, current and potential transaction costs, debt issuance costs, CEO/CFO transition costs, goodwill and intangibles impairment, impairment of held-for-sale assets, loss on Eyewear sale, business transformation activities, reorganization, pension curtailment and tax reform. We believe that the presentation of EBITDA and Adjusted EBITDA helps investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of the core operating results and operational strength of our business and helps investors evaluate our ability to service our debt. We define EBITDA margin as EBITDA divided by net sales. We believe EBITDA margin provides investors with an important perspective on the company's core profitability and helps investors analyze underlying trends in the company's business and evaluate its performance on an absolute basis and relative to its peers. EBITDA margin should be considered in addition to, and not as a substitute for, GAAP net profit margin. Our definition may differ from that used by other companies. Vista Outdoor has not reconciled EBITDA margin guidance to GAAP net profit margin guidance because Vista Outdoor does not provide guidance for net income, which is a reconciling item between GAAP net profit margin and non-GAAP EBITDA margin. Accordingly, a reconciliation to net profit margin is not available without unreasonable effort. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. We believe that the presentation of Adjusted EBITDA Margin helps investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of the core operating results and operational strength of our business and helps investors evaluate profitability relative to our sales. We define Free cash flow as cash provided by (used for) operating activities less capital expenditures, and excluding the following costs which have been adjusted for applicable tax amounts: contingent consideration, transaction costs paid to date, debt issuance costs, CEO/CFO transition costs paid to date, loss on Eyewear sale, business transformation costs paid to date and reorganization costs paid to date. Vista Outdoor management believes free cash flow provides investors with an important perspective on the cash available for debt repayment, share repurchases and acquisitions after making the capital investments required to support ongoing business operations. Vista Outdoor management uses free cash flow internally to assess both business performance and overall liquidity. We define Net Debt as total long-term debt, including current portion, less cash and cash equivalents. Vista Outdoor management uses Net Debt alongside Adjusted EBITDA to assess leverage levels relative to the business’s profitability. These non-GAAP financial measures have limitations as analytical and comparative tools and you should consider EBITDA, Adjusted EBITDA, EBITDA Margin and Free Cash Flow in addition to, and not as a substitute for, operating income, cash from operating activities or any other measure of financial performance or liquidity reported in accordance with GAAP. Throughout the presentation, certain numbers will not sum to the total due to rounding. © 2019 | Vista Outdoor Presentation 3

AGENDA

8:00 – 9:05 AM

Registration, Breakfast and Innovation Showcase

Kelly Reisdorf, VP Investor Relations & Communications

9:05 – 9:35 AM

Strategy In Motion

Chris Metz, CEO

9:35 – 10:55 AM

Business Unit Overviews

Brandon Sparrow, President – Camp Chef

Greg Williamson, President – CamelBak

Vishak Sankaran, President – Hunt / Shoot Accessories

Ric Kern, VP & GM (Mass) – Bell / Giro

Jason Vanderbrink, President – Ammunition

10:55 – 11:20 AM

Financial Priorities

Mick Lopez, CFO

11:20 – 12:15 PM

Group Q&A and Closing Remarks

All

12:15 – 1:00 PM

Innovation Showcase & Lunch

All

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“BRINGING THE WORLD OUTSIDE” © 2019 | Vista Outdoor Presentation 5

Chris Metz, CEO © 2019 | Vista Outdoor Presentation 6

CHRIS METZ CEO Why Vista Outdoor?  Vista Outdoor’s portfolio is composed of iconic brands that are leaders in their markets  Brands are aligned with my background, experience and interests  I am an outdoor enthusiast and athlete with experience using all of Vista Outdoor’s products Background  Black & Decker, 13 Years  Advanced from Assistant Product  Appointed CEO in October 2017 Manager to President  DeWalt Launch Team  Avid hunter, angler and cyclist  Global experience  B.S., Finance & Marketing, University of Delaware  Sun Capital, 10 Years  Firm grew from $50M to $9B of  M.B.A., Kenan Flagler School of assets under management Business, University of North Carolina – Chapel Hill  #1 PE Firm in turnaround space  Arctic Cat, 2 Years  Led company through successful sale process © 2019 | Vista Outdoor Presentation 7

BEST TEAM WINS

Vista Outdoor's leadership team



Chris Metz
CEO



Mick Lopez
CFO



Kelly Reisdorf
VP, IR, Comms and Govt Relations



Dylan Ramsey
VP, General Counsel and Corp Secretary



Bob Steelhammer
Chief Digital Officer



David Stokoe
VP, Procurement



Brad Crandell
Chief Human Resources Officer



Jason Vanderbrink
President, Ammunition



Vishak Sankaran
President, Hunt/Shoot



Ric Kern
VP / GM, – Bell (Mass)



Greg Williamson
President, CamelBak



Brandon Sparrow
President, Camp Chef

© 2019 | Vista Outdoor Presentation
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WHAT YOU WILL HEAR TODAY 1 Vista Outdoor’s Accelerated Transformation Plan 2 How We Leverage Our Market Leading Brands 3 How We Become More Nimble and Return to Growth 4 How Our Operating Model Driven by a Talented and Proven Leadership Team Makes Us “Better Together” 5 Vista Outdoor’s Goals, Execution Plan and How We Drive Shareholder Value © 2019 | Vista Outdoor Presentation 9

WHO WE ARE

~$2B leading global designer, manufacturer and marketer of outdoor and shooting sports products

Ammunition ~$0.9B in Sales	Hunting & Shooting Accessories ~$0.4B in Sales		Action Sports & Outdoor Recreation ~$0.5B in Sales		
					
FEDERAL	Bushnell, BLACKHAWK!, PRIMOS HUNTING SPEAK THE LANGUAGE	Bushnell GOLF	CAMP CHEF	CAMELBAK	BELL, GIRO
#1 in Commercial Ammunition	#1 in Hunt / Shoot Accessories	#1 in Rangefinders	#2 in Camp Stoves	#1 in Bike / Hike Hydration Packs	#1 in Helmets & Accessories
#1 in U.S. Law Enforcement Ammunition				#1 in Tritan & Bike Bottles	#2 in Snow Goggles

Notes:
Sources: Ammo: Southwick Associates consumer survey of equipment purchases, SSI Data, POS Data, internal data, management estimates and calculation based on law enforcement agencies served relative to total U.S. agencies, adjusted for the size of larger agencies; Hunt / Shoot: 2018 Southwick Associates Hunting-Shooting Participation and Equipment Purchases Report and SEC filings; Bushnell Golf: Golf Datatech; Camp Chef: internal data and management estimates; CamelBak: NPD Group; Bell/Giro: NPD Group, retail channel checks, internal data and management estimates.

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WHAT MAKES US UNIQUE Vista Outdoor’s market leading brands, in combination with corporate scale and Centers of Excellence, provide a unique investment opportunity in the outdoor industry Key Differentiators Vista Outdoor’s Brands are Renowned and Market Leaders in Many of Their Categories Operational and Digital & E-Commerce Centers of Excellence Provide Value Across Portfolio and Build a Platform for Tuck-in Acquisitions People – Executive Team is Composed of Strong Operators that Drive Accountability and Discipline Strong Knowledge of Core Consumer Combined with Established Channel Relationships to Reach End Consumers Wherever They Prefer to Shop Hyper-focus on Free Cash Flow Generation Through Cost Cutting, Working Capital Management and Disciplined Capital Expenditures © 2019 | Vista Outdoor Presentation 11

HOW DID WE GET HERE? © 2019 | Vista Outdoor Presentation 12

SEISMIC SHIFTS LED TO FINANCIAL DECLINE



Ammunition Downturn

~35% Decline

In Wholesale Ammo Sales From CY2016 to LTM March 2019[1]

Retail Apocalypse

10+ Headline Bankruptcies

In the Outdoor Recreation Space

Commodity Headwinds

~70% Increase

In Copper Prices From CY2016 to CY2018[2]

Acquisition "Buying Spree"

~$850 Million

In Acquisitions that Have not Achieved Desired Results – Leading to Write-Downs, Declining Results and Excess Debt

Notes:
1. Source: Excise Taxes per the U.S. Department of the Treasury - Industry wholesale dollar sales.
2. Source: Copper pricing per Capital IQ.

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WHEN I WALKED IN THE DOOR, DECISIVE CHANGES WERE NECESSARY Ammo: hold share, focus on factory efficiency and build what we need; Outdoor Products: bring back founder’s mentality and drive accountability Corporate Brands  Ongoing portfolio evaluation  Hire great brand leaders  Right-size and take out layers  Re-constitute brand-level functions  Winning culture and build talent  Establish digital infrastructure  Build lean centers of excellence We Are Executing Initiatives to Build a Solid Platform Operations for Growth Financials  Establish review process / rhythm  Sale of non-core assets and pay down debt  Develop innovation process and pipeline  Establish flexible credit facilities  Build consumer insights framework  Reduce SG&A © 2019 | Vista Outdoor Presentation 14

HOW DOES VISTA OUTDOOR DRIVE FUTURE GROWTH? © 2019 | Vista Outdoor Presentation 15

VISTA OUTDOOR COMPETES IN LARGE, STRONG AND GROWING MARKETS

The sporting / recreation industry sees healthy YoY consumer spending growth, while Vista Outdoor's product categories continue to attract more participants

Industry Consumer Spending Growth Has Remained Steady(1)

($ in billions)



~4% CAGR
$52
$53
$55
$58
$60
$62
$66
$71
$72
$74
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018

Key End-Markets Exhibit Stable 10-Year Participation Growth CAGRs(2)

Hiking **~4%**	*Running* **~3%**
Snowsports **~2%**	*Cycling* **~1%**
Shooting Sports(3) **~0%**	*Camping* **~0%**
Hunting(3) **~(1%)**	

Notes:
1. U.S. Personal Expenditures on Sporting Equipment, Supplies, Firearms, Ammo, etc. – Source: U.S. Bureau of Economic Analysis.
2. 10-Year Participation Growth CAGRs – Source (All figures except hunting and shooting sports): 2018 OIA Participation Report.
3. Source: NSSF/NSGA Shooting Sports Participation Reports. "Participant" is defined as someone 7+ years of age who participate more than once in a year.

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VISTA OUTDOOR’S ACCELERATED TRANSFORMATION PLAN Transformation Plan has been established to set the foundation for improved long-term financial performance Return to Organic Growth Optimize Organizational Structure Develop Leading Centers of Excellence Explore Tuck-in Acquisitions Reduce Leverage © 2019 | Vista Outdoor Presentation 17

RETURN TO ORGANIC GROWTH © 2019 | Vista Outdoor Presentation 18

KEYS TO ORGANIC GROWTH Vista Outdoor’s Accelerated Transformation Plan provides all of the ingredients for organic growth Innovative New Products Powerhouse Marketing Channel Flexibility – Digital Talent © 2019 | Vista Outdoor Presentation 19

LEVERAGING DIGITAL INFLUENCERS IS KEY TO DRIVING ORGANIC GROWTH Guy Fieri approached Camp Chef with a partnership idea to increase consumer engagement Guy Fieri Campaign Highlights Genuine Message… …Solidifying Sales Deals with Retailers… …and Increasing Consumer Engagement ~40M Unique Impressions © 2019 | Vista Outdoor Presentation 20

WHY ARE WE BETTER TOGETHER? © 2019 | Vista Outdoor Presentation 21

CENTERS OF EXCELLENCE LEADING-EDGE VISTA OUTDOOR TEAM PROVIDES LEADERSHIP, BEST PRACTICES, RESEARCH, SUPPORT AND TRAINING TO OUR BRANDS AND BUSINESS UNITS © 2019 | Vista Outdoor Presentation 22

CENTER OF EXCELLENCE #1: DIGITAL & E-COMMERCE Plan globally… Execute locally Connecting with End-Consumers on Their Terms… Digitally Leveraging Leadership Thinking Utilizing Scalable Systems and a Common Technology Platform Sharing Consumer Insights Developing More Connected Products that Drive Affinity © 2019 | Vista Outdoor Presentation 23

EXECUTING DIGITAL STRATEGIES CASE STUDY: CAMELBAK PRIME DAY RECAP

Objective: expose 100M+ Amazon Prime customers to CamelBak products

CAMELBAK®

Strategy

- Spotlight Deal Placement
- High Impact Promotions
- Collaborative Planning to Optimize the Promotions
- Increase Marketing Spend

amazon primeday

- **~50k** *Units Sold*
- **~$750k** *Total Revenue*
- **5.7M+** *Ad Impressions*
- **105%** *Week-over-Week Revenue Growth*

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CENTER OF EXCELLENCE #2: OPERATIONAL EXCELLENCE Continuously evaluating and optimizing operations across the business 1 Rigorous and On-going Financial Review Process of All Brands and Functions… Inspect What You Expect 2 Continuous Improvement Mindset to Drive $15-$20M Gross Profit and $1-$5M G&A Improvement Annually 3 Periodic Audit of Businesses to Drive Out Waste, and Improve Execution and Corporate Processes © 2019 | Vista Outdoor Presentation 25

EXECUTING OPERATIONAL EXCELLENCE STRATEGY CASE STUDY Vista Outdoor is leveraging its Center of Operational Excellence to simplify the business and optimize spending Spans and Layers Review all Headcount Using External Benchmark and Assessment Tools Simplification and Savings Spend SKU Zero-Based Budget Tool to Detailed Assessment to Justify Every Dollar Spent Understand Profitability by Product, Part and Customer © 2019 | Vista Outdoor Presentation 26

CURRENT VISTA OUTDOOR BUSINESS UNIT EXAMPLE Findings and goals of a Vista Outdoor Business Unit’s execution in conjunction with the Center of Operational Excellence Current # of SKUs FY20 Exit # of SKUs FY21 # of SKUs ~24,000 ~18,000 ~13,000 Current # of Profit Centers FY20 Exit # of Profit Centers 12 7 Current # of Cost Centers FY20 Exit # of Cost Centers 114 86 © 2019 | Vista Outdoor Presentation 27

TUCK-IN ACQUISITIONS © 2019 | Vista Outdoor Presentation 28

TUCK-IN ACQUISITION APPROACH We are looking for businesses that, through the help of our Centers of Excellence, we can take to the next level in terms of sales and profitability Acquire in Adjacent Spaces Acquire Businesses to Which Vista Outdoor Can Add Value Criteria Acquire Great Brands that Resonate with Our Consumer Vigorously Execute Integration and Integrate Using Repeatable Model Investment Thesis Drive Synergies Through Cost-Sharing Drive Revenue Synergies Through Closing - Opportunities Cross-Selling with Other Brands Post Drive Value Through Our Centers of Maintain “Founder’s Mentality” and Excellence Culture that Made the Business Great © 2019 | Vista Outdoor Presentation 29

TUCK-IN ACQUISITION CASE STUDY Our acquisition of Camp Chef is an example of how we can leverage the Vista Outdoor platform for tuck-in acquisitions Marketing, Social Media, E-Commerce Partnerships, etc. 15%+ Sales CAGR Key Influencer B2B Relationships, Since Acquisition such as Guy Fieri Adjacent Market Expansion Strong Social Media Pellet Grills Engagement DTC Grow Market Share Existing Category Growth © 2019 | Vista Outdoor Presentation 30

FINANCIAL GOALS AND INVESTMENT THESIS © 2019 | Vista Outdoor Presentation 31

FINANCIAL GOALS

The steps we've taken in the past two years will enable us to focus on delivering shareholder value by delivering long-term growth and enhanced, stable profitability

	FY2020E	2 – 3 Year Goal
Organic Sales Growth	*~0% – (5%)*	*2% – 3%*
Adj. EBITDA Margin[(1)]	*~6%*	*~10%*
CapEx (% of Sales)	*~2%*	*~2%*
Leverage Ratio[(2)]	*~5.0x – 6.0x*	*~3.0x*

Notes:
1. Defined as Adjusted EBITDA divided by Net Sales – please see reconciliation table in appendix for details.
2. Leverage defined as Net Debt divided by Adjusted EBITDA - Net Debt calculated as the sum of Current Portion of Long-Term Debt and Long-Term Debt, less Cash and equivalents; Adjusted EBITDA calculated as adjusted operating profit plus depreciation and amortization.

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INVESTMENT THESIS Vista Outdoor presents a unique Leading Brands opportunity to invest in a company with significant upside potential Large, Growing Market Profitability Upside Proven Management = Compelling Investment Opportunity © 2019 | Vista Outdoor Presentation 33

“THE WAY TO COOK OUTDOORS” © 2019 | Vista Outdoor Presentation 34

Brandon Sparrow, President – Camp Chef 35 © 2019 | Vista Outdoor Presentation 35

BRANDON SPARROW President, Camp Chef  20 years at Camp Chef – previously served as GM and COO  Promoted to President of Camp Chef in September of 2018  Loves to cook and lives for the outdoors  International Business & Mandarin Studies, Utah State University © 2019 | Vista Outdoor Presentation 36

PIONEER AND LEADER IN MODULAR COOKING STOVES Modular cooking stoves allow the user to customize his / her cooking experience to fit a broad range of needs Modular Stoves Grill / Griddle Flat Top Griddle BBQ Grill Box Artisan Oven © 2019 | Vista Outdoor Presentation 37

FROM BACK COUNTRY TO BACK PATIO Camp Chef is the leading innovator in outdoor cooking Category Creator… Pellet Grills Stoves / Flat Tops Stove / Grill Accessories ...With Significant Room for Market Share Growth Pellet Grills & Smokers Other Stoves Flat Top Grills Stove / Grill Accessories Growing Share Maintaining Share Growing Share Maintaining Share Maintaining Share © 2019 | Vista Outdoor Presentation 38

TOP-OF-THE-LINE PRODUCTS AT GREAT PRICE POINTS © 2019 | Vista Outdoor Presentation 39

THREE-PART ORGANIC GROWTH STRATEGY Numerous opportunities exist for Camp Chef to grow in its existing categories, adjacent categories and abroad 1 Market Penetration Vigorous Digital Marketing that …to Penetrate Further Existing Leverages Digital & E-Commerce Categories Center of Excellence… Tailgating 2 3 Product and Channel Expansion International Expansion In the Last 60 Days: Australia ✓ Europe ✓ © 2019 | Vista Outdoor Presentation 40

INFLUENCER AWARENESS STRATEGY

To drive awareness, Camp Chef, leveraging the Digital & E-Commerce Center of Excellence, partners with a broad array of influencers with followings ranging from the largest segments to niche activities



Chad Jukes,
(Atop Mt. Everest)

- **Veteran PTSD and Suicide Awareness advocate**
- **Passions: climbing, mountaineering, public speaking and mentoring**



Caytlin McCleery,
("The Everyday Mom")

- **Chef with established social media following:** ***Cayt's Meats and Meals***

Camp Chef Influencer Segments

Camping & Hiking	Hunt & Fish
"The Moms of Camp Chef"	Executive Chefs
Tailgating	Dads & Backyard Grilling
Celebrity Chefs	Competition Barbecue

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CAMP CHEF SUMMARY Camp Chef is the original innovator in modular style cooking systems, with continued upside potential across the outdoor cooking category Growth Opportunities in Pellet Grills… …and Flat Tops… …Supported by Digital & E-Commerce Initiatives ✓ The business has grown at a 15%+ CAGR since acquisition in 2016 ✓ Number of Instagram followers has increased ~85% YoY ✓ Identified opportunities provide Camp Chef with continued running room for growth © 2019 | Vista Outdoor Presentation 42

“GOT YOUR BAK” © 2019 | Vista Outdoor Presentation 43

Greg Williamson, President – CamelBak © 2019 | Vista Outdoor Presentation 44

GREG WILLIAMSON President, CamelBak  27 years of sales and marketing experience  Formerly Chief Marketing Officer at EagleRider and Arctic Cat  Previously held executive sales and marketing positions at Spectrum Brands and Stanley Black & Decker  B.A., Advertising, Louisiana State University  M.B.A., Marketing, University of Texas at Austin – The Red McCombs School of Business © 2019 | Vista Outdoor Presentation 45

HYDRATION MARKET LEADERSHIP POSITION CamelBak dominates bike hydration and is growing in other categories Bike Hike Run Capitalizing on the Following Trends: 70% 25% 15%  Belts and vests SHARE SHARE SHARE Top  On-trend, multi-use designs Hydration Packs #1 #1 Five  Stainless Plastic Bike Steel $1B+  Sustainability WORLDWIDE MARKET <1% Bottles 30% 70% SHARE SHARE SHARE #1 #1 Notes: Source: NPD Group. © 2019 | Vista Outdoor Presentation 46

PATH TO PROFITABLE GROWTH Implemented initiatives to “fix the foundation” and position the brand for profitable growth Current Status Phase 1 Phase 2 Phase 3 SUCCESSFULLY ENTER FIX THE FOUNDATION ACHIEVE PROFITABLE NEW CHANNELS AND GROWTH Strengthen the Business CATEGORIES Implemented Strategic Amended Cost Simplified Business Plan Structure Model Enhanced Product Road Passionate, Improved Map Leadership Team © 2019 | Vista Outdoor Presentation 47

RETURN TO ORGANIC GROWTH CamelBak’s revenue expansion strategy utilizes three key opportunities to fuel growth 1 2 Optimize the Core Channel Expansion Flawless Retail Execution Relevant New Products Digital & E-Commerce Investment 3 Product Expansion $1.0B+ Addressable Market in Drinkware and Daypacks Notes: Source: NPD Group. © 2019 | Vista Outdoor Presentation 48

NEW PRODUCT VITALITY

Product pipeline leverages the strength of the CamelBak brand, while staying true to our core

Bottles

Fresh New Colors and Styles
New Drink Interfaces
Innovative New Features & Materials



Pivot Bottle | *Chute Mag* (powder coat) | *Eddy+ Kids*

Hydration Packs

New Categories
Dedicated Products for Women
Sustainable Materials



Podium Flow Belt | *Chase Vest* | *Palisade 32*



By FY2021, ~65% of CamelBak's Revenue Will Come From Products Introduced in FY2019 - FY2021

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DIGITAL & E-COMMERCE CAPABILITIES Leveraging Vista Outdoor’s Centers of Excellence, Digital & E-Commerce capabilities enable us to be available everywhere consumers shop Key Digital Initiatives Social Media Enhanced Lifestyle Content 1. Exclusive Promotions and SKUs YoY Sales: +23% Followers: 1.2M 2. Investment in Ad Spending Prime Day: +59% Impressions: 2.5M monthly 3. Mgt. of 3rd Party Engagement: 250K monthly Marketplace CamelBak.com  Exclusive product launches  Vertically integrated custom and promotions production facility  Improved site merchandising  Custom design portal on and functionality +57% YTD CamelBak.com  Integrated social, email and  Single unit and bulk capability promotional strategies © 2019 | Vista Outdoor Presentation 50

CAMELBAK SUMMARY Focused On: Innovation Execution Cost Increased “Voice of Customer” in Product Development and Reduced Development Times Robust Product Life Cycle Management Improved Sales and Channel Execution Nimble and Cost Competitive Operational Footprint © 2019 | Vista Outdoor Presentation 5151

“PERFORMANCE THAT DELIVERS” © 2019 | Vista Outdoor Presentation 52

Vishak Sankaran, President – Hunt / Shoot 53 © 2019 | Vista Outdoor Presentation 53

VISHAK SANKARAN President, Hunt / Shoot  20+ years of experience as an executive at top consumer products corporations  4 years as GM of Craftsman  12 years at Stanley Black & Decker in a variety of leadership roles  8 years within GE’s industrial diamond business where he left as the GM of Micron products business  Ph.D. & M.S., Chemical Engineering, Material Science & Chemistry, Massachusetts Institute of Technology © 2019 | Vista Outdoor Presentation 5454

WHO WE ARE

Vista Outdoor's Hunt / Shoot Business Unit has a broad presence across all of its addressable markets







	Hunting Accessories	Shooting Accessories	Tactical	Observation	Golf EMDs
Addressable Wholesale Market Size:	~$3.0B				$0.2B
Market Positions:	#1	#1	#1	#2	#1
	PRIMOS HUNTING SPEAK THE LANGUAGE; Bushnell	CHAMPION RANGE AND TARGET; HOPPE'S 9; RCBS	EAGLE; BLACKHAWK	Bushnell	Bushnell GOLF

Notes:
Sources: Addressable Retail Market Size: 2018 Southwick Associates Retail Market Size Report, Golf Datatech, internal data and assumed retail margins, where applicable; Market Positions: 2018 Southwick Associates Hunting-Shooting Participation and Equipment Purchases Report and Golf Datatech. Market Positions reflect purchases of Vista Outdoor brands as a percentage of total purchases in the gamecalls, scope mounts, archery stabilizers, trail cameras, bore sighters, gun cleaning supplies, target throwing devices, holsters, binoculars and Golf EMDs categories.

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UNRIVALED CATEGORY BREADTH Hunt / Shoot is the only industry player with a leadership presence across both large and niche markets that serves all categories of hunters and shooters In the Field On the Range At Home © 2019 | Vista Outdoor Presentation 56

HUNT / SHOOT VISION… Enhance the experiences of hunting, shooting, golfing and nature-watching enthusiasts LIVE YOUR PASSION Distinctive and Deliver Best-in-Class Be Intuitive and Ergonomic Design Performance in Real- Simple to Use that Evokes a Sense Life Application of Passion © 2019 | Vista Outdoor Presentation 57

HOW DO WE RETURN TO ORGANIC GROWTH? 1 Leverage Nimble Platform 2 Deliver Innovative Products 3 Grow Market Share Internationally 4 Expand Into Adjacent Categories Capitalize on Digital and 5 E-Commerce Capabilities © 2019 | Vista Outdoor Presentation 58

CREATING AN OPTIMAL ORGANIZATIONAL STRUCTURE FOR GROWTH & SPEED TO MARKET Hunt / Shoot is leveraging Vista Outdoor’s Center of Operational Excellence to simplify its portfolio and create a platform for sustainable growth Manufacturing Distribution Sourcing Cost Optimization / SKU Rationalization Consolidation Reduction Consolidation 13 8 13,500 Status Quo Distribution Manufacturing SKUs Sourcing Program Centers Facilities 6 6 8,000 2-3% Distribution Manufacturing Targeted Sourcing Cost SKUs Centers Facilities Reduction Annually Nimble Brands are Supported by Corporate Scale and Increasingly Integrated Systems © 2019 | Vista Outdoor Presentation 59

PRODUCT INNOVATION AND MARKET EXPANSION

Hunt / Shoot is innovating, inventing and expanding to drive growth

Innovation in Existing Categories



ProXE Laser Rangefinder

Bushnell GOLF

Market Expansion



ASAP Electronic Magazine Loader

BUTLER CREEK



SurroundView Blind

PRIMOS HUNTING SPEAK THE LANGUAGE

International Expansion



Europe



APAC

Adjacent Category Expansion





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PRIMOS SURROUNDVIEW BLIND: CASE STUDY

Primos' SurroundView Blind successfully expanded the blind category, which historically has been flat with limited innovation

SurroundView Technology





Game Changing Design

~60%

of Primos' Blind Sales in FY20

Value Driver

~35%

Increase in Average Sale Price Over Former Premium Model

Industry Recognition


NRA

2018 NRA Golden Bullseye Award

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DIGITAL & E-COMMERCE STRATEGY

Hunt / Shoot has leveraged Vista Outdoor's Digital & E-Commerce Center of Excellence to engage consumers and increase ease of purchase across the portfolio

In Addition to Brand-specific Pages, Hunt / Shoot Products can be Purchased in One Cart at Bushnell.com, with Further Products Recommended in Relevant Combinations to Increase Average Purchase Price

~10%
YoY Web Traffic Increase

~270%
DTC YoY Sales Growth

~1500 bps
Gross Margin Accretion vs. Non-DTC

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OWN YOUR PASSION Hunt / Shoot’s brands provide athletes & outdoor enthusiasts with the tools they need to live their passion Platform Strengths… …Drive Shareholder Value 1 Consumer-Centric Vision ✓ Above Market Growth 2 Channel Relationships & Brands ✓ Margin Expansion 3 Innovative Product Development Cash Flow Improvement 4 Optimal Organizational Structure ✓ © 2019 | Vista Outdoor Presentation 63

“WE DEFINE ACTION SPORTS” © 2019 | Vista Outdoor Presentation 64

Ric Kern, VP / GM – Bell (Mass) © 2019 | Vista Outdoor Presentation 65

RIC KERN VP / GM – Bell (Mass) TBU: Professional Headshot  34 years of consumer durables experience  6 years with Bell / Giro in Sr. VP roles  Previously held executive sales and marketing roles at Stanley Black and Decker  B.S., Marketing, Marshall University © 2019 | Vista Outdoor Presentation 66

PORTFOLIO OF BRANDS Bell / Giro is a portfolio of leading brands in cycling, powersports and snowsports Brand Lanes Categories Channels ✓ Powersports ✓ Bike Helmets Specialty Mass ✓ Bike Accessories ✓ Bike – Helmets, Footwear & Softgoods / Apparel Specialty ✓ Snow – Helmets & Goggles ✓ Children’s Bike Helmets Specialty Mass ✓ Children’s Bike Accessories ✓ Accessories Specialty © 2019 | Vista Outdoor Presentation 67

ENHANCE PROFITABILITY Bell / Giro is undergoing a series of strategic initiatives to drive margin enhancement Simplification Tariff Mitigation  Leveraging Center of Operational Excellence to Re-Pricing optimize organizational structure  SKU rationalization: ~30% reduction by Q4 FY20  Revamped product development process  “Sourced Plus” model for Re-Sourcing commodity and OPP goods 1 Improved operational efficiencies Re-Costing 2 Decreased CapEx 3 Leaner organization Relocating 4 Improved profitability rates © 2019 | Vista Outdoor Presentation 68

RETURN TO ORGANIC GROWTH Bell / Giro is carrying out internal initiatives and working with customers to drive share, market, channel and revenue growth Launch Innovative New Products Drive International Growth Expand into Adjacent Categories Continued Investment in DTC and E-Commerce Continued Execution of Growth Strategy in Bell Powersports © 2019 | Vista Outdoor Presentation 69

We’ll Stop When You Stop © 2019 | Vista Outdoor Presentation 70

GIRO: MARKET LEADER IN BICYCLE AND SNOWSPORTS HELMETS Trusted leader in head and eye protection with burgeoning presence in adjacent categories Market Position Sample Customer Base #1 in U.S. Bicycle and Snowsports Helmets #2 in U.S. Snowsports Goggles Sample Products #4 in U.S. Cycling Footwear Notes: Sources: The NPD Group, internal data and management estimates. Industry Accolades © 2019 | Vista Outdoor Presentation 71

GIRO: CONSUMER-RESEARCHED PRODUCT PIPELINE Incessantly adapting to athlete and enthusiast demand preferences New Product Description New Products Technologically Advanced Cycling Helmets Class Leading Cycling Footwear Cycling Apparel & Softgoods (with Custom Options) Snow Helmets & Goggles (Zeiss VIVID Technology) © 2019 | Vista Outdoor Presentation 72

GIRO: STRATEGIC GROWTH INITIATIVES New & improved products, market expansion and revamped consumer focus to drive growth Growth Initiatives… Drive Innovation New Product Launches International Expansion ASIAN-FIT HELMET & GOGGLES …Bolstered by Consumer-Centric Engagement Expand Social Media PR Engagement via Presence Endemic & Non-Endemic Outlets Consumer-Centric, Grassroots Events © 2019 | Vista Outdoor Presentation 73

Specialty and Powersports A Legacy of Championship and Confidence © 2019 | Vista Outdoor Presentation 74

BELL: RENOWNED IN ACTION SPORTS Established product lines providing technologically advanced solutions for action sports athletes and enthusiasts Market Position Sample Customer Base #3 in U.S. Bicycle Helmets (Specialty Channel) #1 in U.S.#2 Powersports Helmets #5 Sample Products Notes: Sources: specialty retail channel checks, U.S. import data, internal data and management estimates. Extensive Strategic Partnerships © 2019 | Vista Outdoor Presentation 75

BELL: CONSUMER-RESEARCHED PRODUCT PIPELINE Consumers expect constant product improvement and technological advancement Product Description Representative Products Flex Spherical / Pro Tint / Integrated Helmet Lights Customizable Helmet Accessory Options Aero Optimized Helmets New Products – Super Air R, Moto-10, Tour Star © 2019 | Vista Outdoor Presentation 76

BELL: STRATEGIC GROWTH INITIATIVES Innovation and expansion growth strategy coupled with consumer-centric digital upgrades Growth Initiatives… New Product Innovation E-Commerce Investment FULL-CYCLE DIGITAL A+ CONTENT MARKETING International Expansion POWERSPORTS EXPANSION IN EUROPE …Combined with Digital Transformation Leveraging Digital & Improved Use of E-Commerce Center of Consumer Insights Excellence Driving Increased Participation © 2019 | Vista Outdoor Presentation 77

Mass We Don’t Just Make Helmets; We Make Possibilities © 2019 | Vista Outdoor Presentation 78

MASS: MARKET LEADER IN HELMETS & ACCESSORIES Bell is the most popular, recognizable and widely available cycling brand in the mass channel Mass Retail Helmet & Accessory Share Sample Customer Base #1 50%+ share Sample Products Notes: Sources: retail channel checks, internal data and management estimates. Portfolio of Top Licenses © 2019 | Vista Outdoor Presentation 79

MASS: CONSUMER-RESEARCHED PRODUCT PIPELINE Pipeline of quality bike helmets & accessories, including those equipped with MIPS technology Product Description Representative Products MIPS in Mass USB Rechargeable Lights LED Infused Helmets Built-in Bluetooth Speaker © 2019 | Vista Outdoor Presentation 80

MASS: STRATEGIC GROWTH INITIATIVES Strategy composed of top-line initiatives combined with investment in digital modernization Growth Initiatives… New Product Innovation E-Commerce Investment International Expansion …Partnered with Digital Center of Excellence Revamp Raskullz and Provide Stronger Content Krash E-Commerce Site to DTC Partners Expand Social Media Presence © 2019 | Vista Outdoor Presentation 8181

BELL / GIRO SUMMARY Powerhouse Brands… …with Unrivaled Market Position & Breadth… …a Well-Defined Roadmap for Growth… …and a Simplified Business Model © 2019 | Vista Outdoor Presentation 82

Break © Vista Outdoor | Proprietary © 2019 | Vista Outdoor Presentation 83

“RETHINKING INNOVATION” © 2019 | Vista Outdoor Presentation 84

Jason Vanderbrink, President – Ammo 85 © 2019 | Vista Outdoor Presentation 85

JASON VANDERBRINK President, Ammunition  15 years at Vista Outdoor / ATK  20 years of industry experience  Avid outdoorsman  B.A., Criminal Justice, Saginaw Valley St.  M.S., Administration, Missouri St. © 2019 | Vista Outdoor Presentation 86

OUR MISSION: Build better ammunition to create community, power defense and conserve our heritage Domestic Domestic Law International Military / International Commercial Enforcement Commercial Law Enforcement #1 #1 Growing Growing Presence Presence Notes: Sources: Excise Taxes per the U.S. Department of the Treasury, SEC filings and calculation based on number of law enforcement agencies served relative to total U.S. agencies, adjusted for the size of larger agencies. © 2019 | Vista Outdoor Presentation 87

DOMESTIC COMMERCIAL AMMO TRENDS U.S. Commercial Wholesale Ammo Sales ($ in billions) $3.5 $3.0 $2.5 $2.0 $1.5 $1.0 $0.5 $0.0 1992 1994 1996 1998 2000 2002 2004 2008 2010 2014 2016 2006 2012 2018 Notes: Source: Industry wholesale dollar sales ($B) via Excise Taxes per the U.S. Department of the Treasury. © 2019 | Vista Outdoor Presentation 88

THE MARKET LEADER IN DOMESTIC COMMERCIAL AMMUNITION Vista Outdoor’s portfolio of Ammunition brands serve all categories of the domestic commercial market Leading Position to Capitalize on a Total Domestic Commercial Market Return to Growth Vista Brands: Vista Outdoor’s Ammunition Brands Command a Strong Leadership Position The Market is Highly Fragmented With the Exception of the Top Three Players #1 and Vista Outdoor is the Preeminent Investment Opportunity to Capitalize growing on a Return to Market Growth Notes: Source: Industry wholesale dollar sales ($B) via Excise Taxes per the U.S. Department of the Treasury. © 2019 | Vista Outdoor Presentation 89

DOMESTIC COMMERCIAL MARKET POSITION BY SEGMENT Vista Outdoor’s Ammunition brands continue to lead the domestic commercial market across categories Pistol Market Rifle Market #1 and #1 and holding growing share Rimfire Market Shotshell Market Top 3 and #1 and holding growing share Notes: Sources: Southwick Associates consumer survey of equipment purchases, © 2019 | Vista Outdoor Presentation SSI Data, POS Data, internal data and management estimates. 90

THE MARKET LEADER IN U.S. LAW ENFORCEMENT Ammunition holds the #1 position in the U.S. law enforcement market Representative Relationships Market Position Customer Base Includes Many of the Most Prominent Agencies Speer and Federal are Well-respected for Innovation and Performance #1 and growing Notes: Source: Calculation based on number of law enforcement agencies served relative to total U.S. agencies, adjusted for the size of larger agencies. © 2019 | Vista Outdoor Presentation 91

GROWING PRESENCE IN INT’L LAW ENFORCEMENT AND SPECIALTY MILITARY Prioritizing Ammunition’s addressable market within the international law enforcement and specialty military segments Market Position Representative Relationships Partnering with Select International and Specialty Military Customers Experiencing Significant YoY Growth in International Market Building Off of a Low Market Share with Material Opportunity for Growth © 2019 | Vista Outdoor Presentation 92

PRODUCT INNOVATION WILL LEAD TO A RETURN TO ORGANIC GROWTH

Ammunition: Rethinking Innovation

New Product Introductions





Premium Bismuth **Segmented Buckshot**


FEDERAL


BYOB
FEDERAL

224 Valkyrie **22LR BYOB**


350 LEGEND
FEDERAL
FUSION
20
160


12 GAUGE
FEDERAL
PREMIUM
BLACKCLOUD
10

Fusion Centerfire **BlackCloud TSS**


12 GAUGE
FEDERAL
10
SHORTY

Shorty Shotshell

Industry Partnerships

RUGER

70th Anniversary Ammunition from CCI – OEM Private Label

High Performance Rimfire Round

HENRY
Made In America, Or Not Made At All

Partnered with Leading Firearms Company

#3

Partnered with Leading Firearms Company

#4

Partnered with Leading Firearms Company

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E-COMMERCE BUILD-OUT Utilizing Digital & E-Commerce Center of Excellence to enable us to be available everywhere consumers shop Retailer E-Commerce and B2B 1 E-Retailer 2 Vendor of Choice for Partnerships Customer E-Commerce Platforms 3 Streamlined B2B & Distribution Capabilities Brand Level Initiatives November 2018 July 2019 Go-Live Fall 2019 Go-Live Go-Live Consumer Insights, Industry’s First Online Successful Pilot Plugging Availability Custom Design Shop Program Gaps and Centered Around Exercising Price Buying Patterns Leadership © 2019 | Vista Outdoor Presentation 94

PREMIUM 365 PROGRAM Best-In-Class Dealer Partner Program The Premium 365 Dealer Program is designed to help grow business in all ammunition categories Premium Product Placement Tailored Independent Dealer Offering Preferential Dealer Treatment & Communication Retail Rewards & Conservation Programs Rapidly Growing Dealer Enrollment © 2019 | Vista Outdoor Presentation 95

AVAILABLE-TO-PROMISE (“ATP”) ATP function utilizes Vista Outdoor’s Center of Operational Excellence to increase Ammunition’s value to our customers and drive efficiency Ensure Customers Enable Ammunition Get Product When to More Closely They Want it Match Demand Available-to- Increased Customer Increased Fill Rates Promise Satisfaction and Improved On- Strengthens time Shipments Implementation Relationships Implemented at Program was both Manufacturing Introduced with One Sites to Increase Customer 18 Months Efficiency Across Ago and is Now Live Business on all Accounts © 2019 | Vista Outdoor Presentation 96

STRATEGIC PROCUREMENT & MANUFACTURING EFFICIENCY Leveraging the Center of Operational Excellence to drive cost savings and optimize manufacturing operations at three powerful brands Federal Premium Factory of the Future CCI / Speer Factory of the Future TBU – Anoka Facility Picture Center of Operational Anoka, MN Excellence Lewiston, ID Driving  ~350,000 sq. ft. of manufacturing  ~700,000 sq. ft. of manufacturing space space Value  Production capabilities include rimfire,  Production capabilities include rimfire, powerloads, centerfire pistol, military / shotshell, centerfire pistol / rifle, and commercial primers and reloading commercial primers, among others (box) bullets © 2019 | Vista Outdoor Presentation 97

DISCIPLINED CAPITAL INVESTMENT Continued capital investment facilitates cost savings and adaptability Cost Savings, Adaptability & Innovation Industry Leading Equipment Design Flexible Capacity Expansions Manufacturing Flow Efficiencies Targeted Capital Investments © 2019 | Vista Outdoor Presentation 98

AMMO SUMMARY Leveraging unrivaled scale and product development capabilities to expand on leading market position Start with End-User and Work Backwards Continue to Drive Out Cost Double-Down on Innovation Lead Market With New Products Leverage Scale and Pricing Leadership © 2019 | Vista Outdoor Presentation 99

Mick Lopez, CFO 100 © 2019 | Vista Outdoor Presentation

MICK LOPEZ Chief Financial Officer  Joined Vista Outdoor as CFO in April 2018  Previously served as CFO at Veritas Technologies, Harris Corporation & Aricent Group/KKR  Served as VP, Corporate Finance at Cisco and Director of Finance / CFO for various IBM divisions  B.S.B.A., Georgetown University  M.B.A., University of Chicago – Booth  Active CPA license © 2019 | Vista Outdoor Presentation 101

WHAT YOU WILL HEAR Today’s discussion will cover the current state of Vista Outdoor and initiatives to return to profitable organic growth Financial Overview Financial Plan FY20 7-Point Profit Improvement Platform for Profitable Growth Capital Deployment Priorities © 2019 | Vista Outdoor Presentation 102

VISTA OUTDOOR FINANCIAL HISTORY Vista Outdoor’s financial performance has been mostly impacted by the ammunition market decline since 2016, and the recent divestitures of Firearms and Eyewear $3.5 3 FY16A – FY20E Net Sales Summary 25%22.0% ($ in billions) $3.0 $2.5 2.5 $2.3 17.0% $0.3 $2.3 20% $2.5 $0.3 $0.3 $2.1 2 ~$1.8 15%15% $0.2 12.0% $2.0 $1.2 15% 1.5 12% $1.0 $1.5 $1.2 $1.2 $1.2 $1.0 $0.9 $0.9$0.9 $0.9 10%7.0% 1 $1.0 7% 7% 6% 5%2.0% 0.5 $0.5 $1.0 $1.0 $0.8 $0.9 $0.9 0 $0.0 0%-3.0% FY2016A FY2017A FY2018A FY2019A FY2020E Divestitures(1) Ammunition Outdoor Products EBITDA Margin(2) Notes: 1. Divestitures include sale of Eyewear and Firearms brands. 2. EBITDA figure used in EBITDA margin calculated as adjusted operating profit plus deprecation and amortization – see appendix for details. © 2019 | Vista Outdoor Presentation 103

VISTA OUTDOOR GROSS PROFIT Gross Profit has declined ~$200M from 2017 to 2019, of which 90% is driven by industry challenges in Ammunition, as margins have decreased from 27% to 15% FY2017A – FY2019A Gross Profit Summary(1) ($ in millions) $560 Margin Volume Price $426 Margin $318 Cost/Mix Rimfire Demand Volume Overhead $361 27% International Price $196 Discounts Rimfire Demand 20% Commodities International $136 15% Camp Chef Revenue Decline Product Mix Retailer Boycott Growth (Paddleboards & Cost Savings Hunt / Shoot $242 Hydration) $231 Demand $226 23% 23% 24% FY2017A FY2018A FY2019A Ammunition Outdoor Products Notes: 1. Figures are pro forma to exclude Eyewear and Firearms brands. © 2019 | Vista Outdoor Presentation 104

OUTDOOR INDUSTRY Vista Outdoor participates in a large, growing and profitable outdoor products industry that is highly fragmented, while holding share in the ammunition industry which is highly segmented Representative Market Share by Segment ($ in billions) Total: ~$7B+ ~$2.0 ~$1.0+ ~$3.0+ ~$1.0+ ~$0.4 ~$0.2 Competitor 3 Competitor 2 Competitor 2 Competitor 1 Competitor 1 ~50% ~30% ~30% ~15% ~10% ~10% Domestic Outdoor Hunting & Shooting Hydration Commercial Cooking Accessories Helmets & Golf Ammunition Accessories EMDs Notes: Numbers are approximate based on the following sources: NPD, Third Party Consulting Firm, Southwick Associates Retail Market Size Report, Excise Tax Data per Vista Share the U.S. Treasury, SEC filings, Golf Datatech, internal data and management estimates, Helmets & Accessories data may understate market share of some competitors (combined top-line market size data with share data that excludes breakout for mass channel); assumed retail margins where applicable; Hydration © 2019 | Vista Outdoor Presentation data represents sporting goods, specialty chains (including REI), grocery and e-tail. 105

OUTDOOR INDUSTRY 10-Year Participation Growth CAGRs(1) PARTICIPATION 4% 3% AND MARGIN 2% 1% PROFILE 0% 0% The outdoor products (1%) industry provides stable Hiking Running Snow- Cycling Shooting(2)Camping Hunting(2) participation rates and an sports Sports attractive margin profile LTM Industry EBITDA Margin(3) 25. 0% 23.3% 20. 0% 14.5% 15. 0% 10. 0% 6.3% 5. 0% 0. 0% High MediumMedian Vista Notes: 1. 10-Year Participation Growth CAGRs – Source (All figures except hunting and shooting sports): 2018 OIA Participation Report. 2. Source: NSSF/NSGA Shooting Sports Participation Reports. “Participant” is defined as someone 7+ years of age who participate more than once in a year. 3. Source: Capital IQ, SEC Filings and press releases – Industry peers include Shimano, YETI, Thule, RGR, AOBC, HELE, COLM, NWL, GOLF, JOUT, Amer Sports, CLAR, ELY and ESCA. © 2019 | Vista Outdoor Presentation 106

FINANCIAL IMPROVEMENT PLAN Vista Outdoor has a multi-year transformation plan for financial recovery Operational Stabilization Efficiency Platform for Growth FY18 FY19 FY20 FY21 FY22 © 2019 | Vista Outdoor Presentation 107

FINANCIAL IMPROVEMENT: STABILIZATION Debt has been cut by half by asset sales (~$300M) and working capital optimization (~$200M). Expect future debt paydowns and profit increase to lower leverage to ~3X. Debt matures in November 2023 FY2018 - FY2019 Historical Net Debt(1) ($ in millions) $557 $1,076 ($183) Reflects Stabilization ~$157M Paydown ✓ Eliminated Leverage from $893 ($211) Savage Maintenance Covenant Proceeds $728 ✓ Completed Debt $682 ($111) Refinancing with Asset $571 $519 Backed Loan (ABL) ✓ Reduced SG&A ✓ Divested Eyewear ✓ Divested Savage (1) LTM FY2016 FY2017 FY2018 FY2019 Q1 FY20 EBITDA:(2) $349 $309 $170 $138 $125 Notes: Leverage: 1.5x 3.5x 5.2x 4.9x 5.8x 1. Net Debt calculated as the sum of Current Portion of Long-Term Debt and Long-Term Debt, less Cash and equivalents – please see reconciliation table in appendix for details. 2. LTM EBITDA figures calculated as adjusted operating profit plus deprecation and amortization – please see reconciliation tables in appendix 108 © 2019 | Vista Outdoor Presentation for details.

FINANCIAL IMPROVEMENT: FUTURE Vista Outdoor is executing on its plan to create a stable foundation from which it can execute its operational goals and generate long-term, sustainable profitable growth Operational Execution Platform for Profit Growth  Eliminate Stranded Costs  Further Digital & E- Commerce Platform  Decrease Working Capital ▬  Invest in Digital & Value Chain E-Commerce ▬ Products  Developing New Product Pipeline ▬ Direct-to-Consumer  Optimize Pricing  Acquire Tuck-in Businesses  Streamline & Strengthen Ammo Operations  Portfolio Divestiture(s) © 2019 | Vista Outdoor Presentation 109

OPERATIONAL EFFICIENCY: SG&A AND CAPEX Major reductions in SG&A and CapEx have been executed to align cash expenditures with revenue model $2.5B $2.3B $2.1B ~$1.8B $91M / 4% $67M / 3% $42M / 2% ~$40M / 2% $455M / 18% $444M / 19% $371M / 18% ~18% FY2020 FY2017A FY2018A FY2019A Guidance (1) Revenue Capital Expenditures Adjusted SG&A Notes: 1. Adjusted SG&A defined as reported SG&A, adjusted for items listed in non-GAAP reconciliation. See appendix for details. © 2019 | Vista Outdoor Presentation 110

FY20 7-POINT PROFIT IMPROVEMENT

Vista Outdoor has specific plans to improve profitability in the second half of FY2020. Risk remains with Walmart transition and further tariffs

#	Initiative	Detail	Amount
		Adjusted Q1 Net Income	**($5M)[(1)]**
1	G&A Cost Reduction	*Right-Sizing Corporate G&A and Some Business Units Costs in August*	$3M
2	Known Commodity & Currency Tailwinds	*Copper Prices Down ~11% Over CY18[(2)] Chinese Yuan Devaluation*	$1M
3	Ammunition Manufacturing	*Overhead Reductions and Programs in Place to Lower Product Cost*	$3M
4	Military & Law Enforcement Contracts	*Contractual Wins for Second Half*	$3M
5	Timing of Seasonal Discounting	*Holiday and "Black Friday" Sales Discounts Occur in Q2 Versus Q3*	$2M
6	Improved Product Mix in Outdoor Products	*New Product Introductions Slated for Hydration, Camp Chef & Others*	$1M
7	Reduced Interest Expense	*Repayment of Junior Term Loan at LIBOR + 9% by December*	$2M
		Target Quarterly Adjusted Net Income *(Restructuring Not Included)*	**+$10M**

Notes:
1. Non-GAAP figure – see non-GAAP reconciliation in appendix for detail.
2. Reflects spot price on September 6, 2019 vs. CY2018 average, per Capital IQ.

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FY2020 UPDATED OUTLOOK Guidance updated to reflect tariff risk and Walmart announcement Current FY2020 Prior FY2020 Guidance Guidance Sales $1.75B – $1.85B $1.79B – $1.89B Interest expense(1) ~$37M ~$40M Adj. tax rate(2) ~(25%) ~(25%) Adj. earnings per share(2) $0.10 – $0.25 $0.10 – $0.25 Capital expenditures ~$40M ~$40M Free cash flow(2) $30M – $40M $30M – $40M Notes: 1. Includes amortization of financing costs. © 2019 | Vista Outdoor Presentation 2. Non-GAAP financial measure. See reconciliation table for details. 112

PLATFORM FOR GROWTH SCENARIOS

Vista Outdoor is utilizing a three-part strategy to grow the business both organically and inorganically


Potential Revenue and Margin Growth Scenarios
($ in billions)
~$1.8
~$0.3
~$0.1+
~$0.1+
~$0.1+
~$1.6 to ~$1.8+
~6% Adjusted EBITDA
~10% Adjusted EBITDA
FY20E Revenue
Divestitures
New Products
E-Commerce Revenue
Tuck-in Acquisitions
FY22P Revenue

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CAPITAL DEPLOYMENT PRIORITIES

Vista Outdoor's first priority is debt paydown occurring alongside profitability-focused initiatives that will result in reduced leverage and increased shareholder value

1. **Paydown Debt**
2. **Reinvest in Brands "Profit Pools"**
3. **Build E-Commerce Platforms**

~3x Leverage

4. **Tuck-in Acquisitions**
5. **Return Capital to Shareholders**
   - **Stock Repurchases**
   - **Dividends**

Net Debt Paydown Scenario



($ in millions)
$893
Reflects ~$157M Paydown from Savage Proceeds
$728
$571
~$300+
<$300
~$100
~>$150
<$250
FY18
Current
Divest.
Pro forma
Tuck-in M&A
FCF
FY22E

Notes:
1. Net Debt calculated as the sum of Current Portion of Long-Term Debt and Long-Term Debt, less Cash and equivalents – please see reconciliation table in appendix for details.

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INVESTMENT THESIS Vista Outdoor presents a unique Leading Brands opportunity to invest in a company with significant upside potential Large, Growing Market Profitability Upside Proven Management = Compelling Investment Opportunity © 2019 | Vista Outdoor Presentation 115

Group Q&A © 2019 | Vista Outdoor Presentation 116

Closing Remarks © 2019 | Vista Outdoor Presentation 117

WHAT YOU HEARD TODAY 1 Vista Outdoor’s Accelerated Transformation Plan 2 How We Leverage Our Market Leading Brands 3 How We Become More Nimble and Return to Growth 4 How Our Operating Model Driven by a Talented and Proven Leadership Team Makes Us “Better Together” 5 Vista Outdoor’s Goals, Execution Plan and How We Drive Shareholder Value © 2019 | Vista Outdoor Presentation 118

BETTER TOGETHER: LEVERAGING VISTA'S KEY STRENGTHS

Vista Outdoor's market leading brands, in combination with corporate scale and Centers of Excellence, provide a unique investment opportunity in the outdoor industry

Key Differentiators

- Vista Outdoor's Brands are Renowned and Market Leaders in Many of Their Categories
- Operational and Digital & E-Commerce Centers of Excellence Provide Value Across Portfolio and Build a Platform for Tuck-in Acquisitions
- People – Executive Team is Composed of Strong Operators that Drive Accountability and Discipline
- Strong Knowledge of Core Consumer Combined with Established Channel Relationships to Reach End Consumers Wherever They Prefer to Shop
- Hyper-focus on Free Cash Flow Generation Through Cost Cutting, Working Capital Management and Disciplined Capital Expenditures

Market Leading Brands

Brand	Rank	Category
FEDERAL / CCI	#1	*in Commercial Ammunition*
Bushnell	#1	*in Hunt / Shoot Accessories*
CAMELBAK	#1	*in Bike / Hike Hydration Packs*
BELL / GIRO	#1	*in Helmets & Accessories*
GIRO	#2	*in Snow Goggles*
CAMP CHEF	#2	*in Camp Stoves*

Notes:
Sources: Ammo: Southwick Associates consumer survey of equipment purchases, SSI Data, POS Data, internal data & management estimates; Hunt/Shoot: 2018 Southwick Associates Hunting-Shooting Participation and Equipment Purchases Report and SEC filings; Camp Chef: internal data and management estimates; CamelBak: NPD Group; Bell/Giro: NPD Group, retail channel checks, internal data and management estimates.

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INVESTMENT THESIS Vista Outdoor presents a unique Leading Brands opportunity to invest in a company with significant upside potential Large, Growing Market Profitability Upside Proven Management = Compelling Investment Opportunity © 2019 | Vista Outdoor Presentation 120

Appendix © 2019 | Vista Outdoor Presentation 121

HISTORICAL FINANCIAL HIGHLIGHTS Net Sales ($ in millions) $3,000 $2,271 $2,547 $2,308 Guidance = $2,083 $2,059 (1) $2,000 $1,750 – $1,850 $1,000 $0 FY2015 FY2016 FY2017 FY2018 FY2019 FY2020E Net Income ($ in millions) $80 $147 $0 ($60) ($500) ($274) ($1,000) ($648) FY2015 FY2016 FY2017 FY2018 FY2019 Net Income Margin: 3.8% 6.5% (10.8%) (2.6%) (31.5%) Adjusted EBITDA (Non-GAAP)(2) ($ in millions) $450 $320 $349 $309 $300 $170 $138 $150 $0 Adjusted FY2015 FY2016 FY2017 FY2018 FY2019 EBITDA Margin: 15.3% 15.4% 12.1% 7.4% 6.7% Notes: © 2019 | Vista Outdoor Presentation 1. Guidance as of September 10, 2019. Guidance updated to reflect expected results for Full FY2020, which included Firearms business unit in the first quarter. 122 2. See appendix for non-GAAP reconciliation.

HISTORICAL CASH FLOW & CAPITAL SPENDING Free Cash Flow Generation(1) Disciplined Capital Expenditures ($ in millions) ($ in millions) $225 $100 $206 $91 $200 $90 Increase driven by acquisitions and $175 $80 $160 $163 capacity expansion initiatives $70 $67 $150 $60 $125 $50 Guidance = $43 $42 $42 $100 ~$40(2) $79 $40 $75 $30 Guidance = $50 $41 $30 – $40(2) $20 $25 $10 $0 $0 FY2015 FY2016 FY2017 FY2018 FY2019 FY2020E FY2015 FY2016 FY2017 FY2018 FY2019 FY2020E % of Sales: 8.5% 7.2% 1.5% 9.1% 3.9% 1.7% – 2.2% 2.1% 1.8% 3.6% 2.9% 2.1% 2.2% – 2.3% Notes: 1. See appendix for non-GAAP reconciliation. 2. Guidance as of September 10, 2019. Guidance updated to reflect expected results for the Full Fiscal Year 2020, which included Firearms business unit in the first quarter. © 2019 | Vista Outdoor Presentation 123

HISTORICAL FINANCIAL SUMMARY Years Ended March 31, ($ in millions) FY2016 FY2017 FY2018 FY2019 Net Sales $2,271 $2,547 $2,308 $2,059 Gross Profit 619 669 521 416 % Margin 27.3% 26.3% 22.6% 20.2% Operating Income 263 (207)(1) (85)(2) (617)(3) % Margin 11.6% (8.1%) (3.7%) (30.0%) D&A 73 94 90 78 EBITDA (Non-GAAP)(4) 335 (113) 5 (540) % Margin 14.8% (4.4%) 0.2% (26.2%) Adjusted EBITDA (Non-GAAP)(4) $349 $309 $170 $138 % Margin 15.4% 12.1% 7.4% 6.7% Notes: 1. Includes $449M goodwill/trade name impairment. 2. Includes $152M goodwill/trade name impairment. 3. Includes $537M goodwill/trade name impairment. 4. Non-GAAP financial measure. See reconciliation table for details. © 2019 | Vista Outdoor Presentation 124

NON-GAAP RECONCILIATION: ADJUSTED EBITDA

($ in 000's)	FY2016	FY2017	FY2018	FY2019
Net income	$147,037	($274,454)	($60,232)	($648,443)
Interest expense (income), net	24,351	43,670	49,214	57,191
Income tax provision (benefit)	91,370	23,760	(73,557)	(25,829)
Depreciation and amortization	72,614	93,779	89,759	77,503
EBITDA	$335,372	($113,245)	$5,184	($539,578)
Goodwill and intangibles impairment[(1)]	-	449,199	152,320	536,627
Transaction and transition costs[(2)]	9,009	4,575	1,893	9,824
Acquisition claim settlement[(3)]	-	(30,027)	-	-
Contingent consideration[(4)]	-	(2,171)	(1,515)	3,371
Inventory step-up[(5)]	1,043	817	-	-
Restructuring and facility rationalization[(6)]	3,258	-	8,211	-
CEO/CFO transition[(7)]	-	-	9,747	-
Pension curtailment[(8)]	-	-	(5,782)	-
Loss on Eyewear sale[(9)]	-	-	-	4,925
Impairment of held-for-sale assets[(10)]	-	-	-	84,555
Transformation[(11)]	-	-	-	38,551
Adjusted EBITDA	$348,682	$309,148	$170,058	$138,275

Notes:

1. In FY19, FY18 and FY17, the Company recorded a non-cash goodwill impairment related to the Hunting / Shooting Accessories, Outdoor Recreation, and Action Sports reporting units; Sport Protection and Hunting / Shooting Accessories reporting units; and Hunting / Shooting Accessories reporting unit, respectively.
2. Represents transaction costs, including accounting, legal and advisor fees, and transition costs, in each case incurred in connection with possible and completed transactions.
3. In FY17, the Company finalized a settlement of claims that it brought against the previous owner of Bushnell Holdings and third-party insurance providers relating to certain disputes arising under the purchase agreement with respect to the acquisition.
4. Revaluation and recorded portion of contingent consideration related to Jimmy Styks, Bell Powersports product line and Camp Chef.
5. Represents inventory step-up recorded in connection with the acquisitions of CamelBak, Action Sports and Camp Chef as part of their respective purchase price allocations.
6. Represents costs associated with business unit reorganization that occurred in FY18 and closure of the Meridian, Idaho and Norfolk, Virginia facilities in FY16.
7. Represents costs associated with the replacement of the CEO and CFO.
8. Curtailment gain a result of eliminating future pay credits under our pension plan.
9. In FY19, the Company completed the sale of its Bollé, Serengeti, and Cébé brands (the "Eyewear Brands"). The Company recorded a pretax loss of approximately $5 million.
10. In FY19, Vista Outdoor recognized a loss of $40 million related to the impairment of the Firearms held-for-sale assets and $45 million related to the impairment of the Eyewear brand held-for-sale assets.
11. Related to the sublease of the former corporate headquarters, operational realignments, and the implementation of a new ERP system. The Company also incurred costs related to consulting services associated with a strategic supply chain efficiency initiative.

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NON-GAAP RECONCILIATION: QUARTERLY ADJUSTED EBITDA

($ in 000's)	Q2 FY2019	Q3 FY2019	Q4 FY2019	Q1 FY2020	LTM Q1 FY2020
Net income	($32,818)	($514,642)	($48,635)	($16,615)	($612,710)
Interest expense (income), net	16,865	16,003	10,851	11,124	54,843
Income tax provision (benefit)	(8,118)	(18,383)	1,401	737	(24,363)
Depreciation and amortization	20,010	18,405	18,107	16,387	72,909
EBITDA	($4,061)	($498,617)	($18,276)	$11,633	($509,321)
Goodwill and intangibles impairment[1]	23,411	432,612	-	-	456,023
Transaction and transition costs[2]	6,809	1,786	14	401	9,010
Contingent consideration[3]	843	843	843	843	3,372
Loss on Eyewear sale[4]	4,925	1,871	-	-	6,796
Impairment of held-for-sale assets[5]	-	83,854	36,384	9,429	129,667
Transformation[6]	6,946	12,528	9,818	-	29,292
Adjusted EBITDA	$38,873	$34,877	$28,783	$22,306	$124,839

Notes:

1. In FY19, FY18 and FY17, the Company recorded a non-cash goodwill impairment related to the Hunting / Shooting Accessories, Outdoor Recreation, and Action Sports reporting units; Sport Protection and Hunting / Shooting Accessories reporting units; and Hunting / Shooting Accessories reporting unit, respectively.
2. Represents transaction costs, including accounting, legal and advisor fees, and transition costs, in each case incurred in connection with possible and completed transactions.
3. Revaluation and recorded portion of contingent consideration related to Jimmy Styks, Bell Powersports product line and Camp Chef.
4. In FY19, the Company completed the sale of its Bollé, Serengeti, and Cébé brands (the "Eyewear Brands"). The Company recorded a pretax loss of approximately $5 million.
5. In FY19, Vista Outdoor recognized a loss of $40 million related to the impairment of the Firearms held-for-sale assets and $45 million related to the impairment of the Eyewear brand held-for-sale assets.
6. Related to the sublease of the former corporate headquarters, operational realignments, and the implementation of a new ERP system. The Company also incurred costs related to consulting services associated with a strategic supply chain efficiency initiative.

© 2019 | Vista Outdoor Presentation
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NON-GAAP RECONCILIATION: FREE CASH FLOW

Free cash flow is defined as cash provided by (used for) operating activities less capital expenditures, and excluding the following costs which have been adjusted for applicable tax amounts: contingent consideration, transaction costs paid to date, debt issuance costs, CEO/CFO transition costs paid to date, loss on Eyewear sale, business transformation costs paid to date, and reorganization costs paid to date. Vista Outdoor management believes free cash flow provides investors with an important perspective on the cash available for debt repayment, share repurchases and acquisitions after making the capital investments required to support ongoing business operations. Vista Outdoor management uses free cash flow internally to assess both business performance and overall liquidity.

	Years Ended March 31,				
($ in 000's)	FY2016	FY2017	FY2018	FY2019	FY2020 Guidance[1]
Cash from Operating Activities	$198,002	$158,401	$252,355	$97,475	$69,599 – 79,599
Capital Expenditures	(41,526)	(90,665)	(66,627)	(42,242)	~(40,000)
Debt Issuance Costs	-	-	-	(1,411)	-
Transaction Costs Paid to Date, Net of Tax	6,485	3,720	1,239	7,466	401
Acquisition Claim Settlement	-	(30,027)	-	-	-
CEO/CFO Transition Costs Paid to Date, Net of Tax	-	-	12,388	-	-
Restructuring	-	-	3,515	-	-
Contingent Consideration	-	-	3,371	3,371	-
Loss on Eyewear Sale	-	-	-	1,379	-
Business Transformation	-	-	-	13,339	-
Free Cash Flow	$162,961	$41,429	$206,241	$79,377	$30,000 - 40,000[2]

Notes:
1. As of September 10, 2019. Adjustments are not included in Free Cash Flow guidance until such adjustments, if any, are incurred. Guidance updated to reflect expected results for the Full Fiscal Year 2020, which included Firearms business unit in the first quarter.
2. Free Cash Flow guidance calculated as low-end of Cash from Operating Activities minus low-end of Capital Expenditures to high-end minus high-end of the respective items.

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NON-GAAP RECONCILIATION: NET DEBT Years Ended March 31, ($ in 000’s) FY2016 FY2017 FY2018 FY2019 Q1 FY2020(1) Current Portion of Long-Term Debt $17,500 $32,000 $32,000 $19,335 $19,335 Long-Term Debt 652,787 1,089,252 883,399 684,670 740,312 Cash and Cash Equivalents (151,692) (45,075) (22,870) (21,935) (31,595) Net Debt $518,595 $1,076,177 $892,529 $682,070 $728,052 Notes: 1. Q1 FY2020 figures do not yet reflect use of Firearms divestiture proceeds to pay down debt. © 2019 | Vista Outdoor Presentation 128